Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aspen Insurance Holdings Limited:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-114765, 333-132476, 333-136441, 333-155008 and 333-188310) and on Form S-3 ASR (No. 333-187742) of Aspen Insurance Holdings Limited of our report dated February 13, 2019, with respect to the consolidated balance sheets of Aspen Insurance Holdings Limited as of December 31, 2018 and 2017, the related consolidated statements of operations and other comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedules I - V (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2018, which report appears in the December 31, 2018 annual report on Form 10-K of Aspen Insurance Holdings Limited.

KMPG LLP
London, United Kingdom
13 February, 2019